Exhibit 10.4

EMPLOYEE AND DIRECTOR LONG-TERM INCENTIVE PLAN

OF

STRATEGIC STORAGE TRUST IV, INC.

TABLE OF CONTENTS

1.	PURPOSES OF THE PLAN AND DEFINITIONS		1
	1.1	PURPOSES	1
	1.2	DEFINITIONS	1
2.	PARTICIPANTS		6
3.	SHARES OF STOCK SUBJECT TO THIS PLAN		6
4.	ADMINISTRATION		7
	4.1	COMMITTEE	7
	4.2	DURATION, REMOVAL, ETC	7
	4.3	MEETINGS AND ACTIONS OF COMMITTEE	7
	4.4	COMMITTEE’S POWERS	7
	4.5	TERM OF PLAN	9
5.	GRANT OF OPTIONS		9
	5.1	WRITTEN AGREEMENT	9
	5.2	ANNUAL $100,000 LIMITATION ON ISOS	9
6.	CERTAIN TERMS AND CONDITIONS OF OPTIONS AND OTHER AWARDS		9
	6.1	ALL AWARDS	9
	6.2	TERMS AND CONDITIONS TO WHICH ONLY NQOS ARE SUBJECT	13
	6.3	TERMS AND CONDITIONS TO WHICH ONLY ISOS ARE SUBJECT	13
	6.4	SURRENDER OF OPTIONS	14
7.	RESTRICTED STOCK		14
	7.1	GRANT	14
	7.2	RESTRICTIONS	15
	7.3	DISTRIBUTIONS	15
8.	STOCK APPRECIATION RIGHTS		15
9.	DIVIDEND EQUIVALENT RIGHTS		15
	9.1	GENERAL	15
	9.2	RIGHTS AND OPTIONS	16
	9.3	PAYMENTS	16
10.	OTHER EQUITY-BASED AWARDS		16
	10.1	GRANT	16
	10.2	TERMS AND CONDITIONS	16
	10.3	PAYMENT OR SETTLEMENT	16
11.	COMPLIANCE WITH LAWS		16
12.	EMPLOYMENT OR OTHER RELATIONSHIP		17
13.	AMENDMENT, SUSPENSION AND TERMINATION OF THIS PLAN		17
14.	LIABILITY AND INDEMNIFICATION OF THE COMMITTEE		17
15.	SECURITIES LAW LEGENDS		18
16.	SEVERABILITY		18
17.	EFFECTIVE DATE AND STOCKHOLDER APPROVAL		18
18.	MISCELLANEOUS		19
	18.1	LOANS	19
	18.2	FORFEITURE PROVISIONS	19
	18.3	LIMITATIONS APPLICABLE TO SECTION 16	19

i

18.4	EFFECT OF PLAN UPON OTHER INCENTIVE AND COMPENSATION PLANS	19
18.5	SECTION 83(B) ELECTION PROHIBITED	19

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EMPLOYEE AND DIRECTOR LONG-TERM INCENTIVE PLAN

OF

STRATEGIC STORAGE TRUST IV, INC.

1.	PURPOSES OF THE PLAN AND DEFINITIONS

1.1. Purposes. The purposes of the Employee and Director Long-Term Incentive Plan (the “Plan”) of Strategic Storage Trust IV, Inc. (the “Company”) are to:

(a) provide incentives to individuals chosen to receive share-based awards because of their ability to improve operations and increase profits;

(b) encourage selected persons to accept or continue employment or other service relationship with the Company, an Affiliate, a Subsidiary, or any Advisor or Affiliate of the Company; and

(c) increase the interest of Directors in the Company’s welfare through their participation in the growth in value of the Company’s Stock.

To accomplish these purposes, this Plan provides a means whereby Employees that the Committee deems important to the Company’s long-term success, Directors, and other enumerated persons may receive Awards.

1.2. Definitions. For purposes of this Plan, the following terms have the following meanings:

“Advisor” means the Person or Persons, if any, appointed, employed or contracted with by the Company responsible for directing or performing the day-to-day business affairs of the Company, including any Person to whom the Advisor subcontracts substantially all of such functions. The initial Advisor is Strategic Storage Advisor IV, LLC.

“Affiliate” means any Person (other than an Advisor), whose employees (as such term is defined in the Form S-8 registration statement under the Securities Act) are eligible to receive Awards under the Plan. The determination of whether a Person is an Affiliate shall be made by the Committee acting in its sole and absolute discretion.

“Applicable Laws” means the requirements relating to the administration of Awards under U.S. state corporate laws, U.S. Federal and state securities laws, the Code, any stock exchange or quotation system on which the shares of Stock are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

“Articles of Incorporation” means the articles of incorporation of the Company as the same may be amended from time to time.

“Award” means any award under this Plan, including any grant of Options, Restricted Shares, Stock Appreciation Rights, Distribution Equivalent Rights, or Other Equity-Based Awards.

“Award Agreement” means, with respect to each Award, the written agreement executed by the Company and the Participant, or other written document approved by the Committee setting forth the terms and conditions of the Award.

“Board” means the Board of Directors of the Company.

“Cause,” unless otherwise defined in a Participant’s employment agreement or the Participant’s service agreement with the Company, Affiliate, Subsidiary, or Advisor, as applicable, means matters which, in the judgment of the Committee, constitute any one or more of the following: (i) gross negligence or willful misconduct in carrying out the Participant’s duties, (ii) an uncured breach of any of the Participant’s material duties under his or her employment agreement or service agreement, (iii) fraud or other conduct against the material best interests of his or her employer or the Company or the applicable Affiliate, Subsidiary or Advisor, or (iv) a conviction of a felony, if such conviction has a material adverse effect on his or her employer or the Company or the applicable Affiliate, Subsidiary or Advisor. If “Cause” is otherwise defined in a Participant’s employment agreement or the Participant’s service agreement with the Company, Affiliate, Subsidiary, or Advisor, as applicable, the definition in such employment or service agreement shall be effective for purposes of the Plan with respect to the Participant in question.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, and any formal guidance and Treasury Regulations issued thereunder.

“Committee” has the meaning given it in Section 4.1.

“Common Stock” or “Stock” means common shares of capital stock of the Company, $0.001 par value per share.

“Company” has the meaning given it in Section 1.1.

“Consultant” means a person providing services to the Company or Affiliate in a capacity other than as an Employee or Director.

“Director” means a person elected or appointed and serving as a member of the board of directors of the Company in accordance with the Articles of Incorporation and the Maryland General Corporation Law.

“Distribution Equivalent Right” means an Award of rights pursuant to Section 9.

“Effective Date” has the meaning given it in Section 17.

“Employee” means an employee or prospective employee of the Company or an Affiliate or Subsidiary of the Company or an Advisor or Affiliate of an Advisor, as “employee” is defined for purposes of Section 3401(c) of the Code. An employee includes an officer or a Director who is an employee of the Company.

“Employment Termination” means that a Participant has ceased, for any reason and with or without Cause, to be an Employee or Director of, or a Consultant to the Company, an Affiliate, a Subsidiary, or an Advisor. However, the term “Employment Termination” shall not include an Employee Director’s ceasing to be a Director, or a transfer of a Participant from the Company to an Affiliate, a Subsidiary or an Advisor, or vice versa, or among one to another, or a duly-authorized leave of absence, unless the Committee has provided otherwise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Exercise Notice” has the meaning given it in Section 6.1(f).

“Fair Market Value” means with respect to Stock:

(i) if the Stock is listed on any established stock exchange or a national market system, including, without limitation, the NASDAQ National Market System, the Fair Market Value of shares of Stock shall be the closing sales price for the Stock, or the mean between the high bid and low asked prices if no sales were reported, as quoted on such system or exchange (or, if the Stock is listed on more than one exchange, then on the largest such exchange) for the date the value is to be determined (or if there are no sales or bids for such date, then for the last preceding business day on which there were sales or bids), as reported in The Wall Street Journal or similar publication; or

(ii) if the Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, or if there is no market for the Stock, the Fair Market Value of the shares of Stock shall be determined in good faith by the Committee by the reasonable application of a reasonable valuation method, with reference to all information material to the value of the Company, including by way of example, the Company’s net worth, prospective earning power, distribution-paying capacity and other relevant factors, including the goodwill of the Company, the economic outlook in the Company’s industry, the Company’s position in the industry and its management, and the values of stock of other enterprises in the same or similar lines of business;

provided, however, that for purposes of granted Nonqualified Share Options or Stock Appreciation Rights, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 409A, and for purposes of granting Incentive Stock Options, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 422.

“Grant Date” has the meaning given it in Section 6.1(c).

“Incentive Stock Option” or “ISO” means any option to purchase Common Stock from the Company that is granted under Section 5 of the Plan and that is intended to meet the requirements of Section 422 of the Code.

“Non-Employee Director” means a Person who is a non-employee director as defined in Rule 16b-3 or a Person who is an outside director as defined in Treasury Regulation 1.162-27(e)(3).

“Non-Qualified Stock Option” or “NQO” means any Option that is not an Incentive Stock Option.

“Option” means an ISO or an NQO granted under Section 5.

“Other Equity-Based Award” means any Award other than an Option, Restricted Stock Appreciation Right, or Distribution Equivalent Right which, subject to such terms and conditions as may be prescribed by the Committee, entitles a Participant to receive shares of Common Stock or rights or units valued in whole or in part by reference to, or otherwise based on, shares of Common Stock or distributions on shares of Common Stock.

“Participant” means an eligible Person who is granted an Award.

“Performance Goals” means any one or more of the following performance goals, intended by the Committee to constitute objective goals for purposes of Code Section 162(m), either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Affiliate, either individually, alternatively or in combination, and measured either quarterly, annually or cumulatively over a period of quarters or years, on an absolute basis or relative to a pre-established target, to previous quarter’s or years’ results or to a designated comparison group, any of which may be measured on an aggregate or per share basis, in each case as specified by the Committee in the Award Agreement:

(i)	earnings before any one or more of the following: interest, taxes, depreciation or amortization,

(ii)	net income (loss) (either before or after interest, taxes, depreciation and/or amortization),

(iii)	changes in the market price of the Stock (on a per share or aggregate basis),

(iv)	economic value added,

(v)	funds from operations or similar measure,

(vi)	sales or revenue,

(vii)	acquisitions or strategic transactions,

(viii)	operating income (loss),

(ix)	cash flow (including, but not limited to, operating cash flow and free cash flow),

(x)	return on capital, assets, equity, or investment,

(xi)	stockholder returns (including total returns calculated to include aggregate Stock appreciation and total dividends paid, assuming full reinvestment of dividends, during the applicable period),

(xii)	cash available,

(xiii)	return on sales,

(xiv)	gross or net profit levels,

(xv)	productivity,

(xvi)	expense levels or management,

(xvii)	margins,

(xviii)	operating efficiency,

(xix)	customer/tenant satisfaction,

(xx)	working capital,

(xxi)	earnings (loss) per share of Stock,

(xxii)	revenue or earnings growth,

(xxiii)	number of securities sold,

(xxiv)	the Company’s ranking against selected peer groups,

(xxv)	“same-store” performance from period to period,

(xxvi)	leasing or occupancy rates,

(xxvii)	objectively determinable capital deployment,

(xxviii)	objectively determined expense management,

(xxix)	sales or market shares,

(xxx)	number of customers,

(xxxi)	productivity of employees as measured by revenues, cost, or earnings per employee,

(xxxii)	establishment of a trading market for the Company’s Stock, and

(xxxiii)	any combination of the foregoing.

The Committee may appropriately adjust any evaluation of performance under a Performance Goal to remove the effect of equity compensation expense under FAS 123R; amortization of acquired technology and intangibles; asset write-downs; litigation or claim judgments or settlements; the effect of changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs; discontinued operations; and any items that are extraordinary, unusual in nature, non-recurring or infrequent in occurrence, except where such action would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code, if applicable.

“Performance Period” means, with respect to an Award, a period of time within which the Performance Goals relating to such Award are to be measured, if applicable. The Performance Period, if applicable, will be established by the Committee at the time the Award is granted.

“Person” means a corporation, partnership, trust, association, or any other entity.

“Plan” means this Employee and Director Long-Term Incentive Plan of the Company.

“Related Corporation” means a parent or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code.

“Restricted Stock” means an Award granted under Section 7.

“Rule 16b-3” means Rule 16b-3 adopted under Section 16(b) of the Exchange Act or any successor rule, as it may be amended from time to time, and references to paragraphs or clauses of Rules 16b-3 refer to the corresponding paragraphs or clauses of Rule 16b-3 as it exists at the Effective Date or the comparable paragraph or clause of Rule 16b-3 or successor rule, as that paragraph or clause may thereafter be amended.

“Section 16(b)” means Section 16(b) under the Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Stock Appreciation Right” means an Award granted under Section 8.

“Subsidiary” means a corporation or other business entity in which the Company directly or indirectly has an ownership interest of 50% or more.

“Ten Percent Stockholder” means any Person who, at the time this definition is being applied, owns, directly or indirectly (or is treated as owning by reason of attribution rules currently set forth in Code Section 424), shares of the Company constituting more than 10% of the total combined voting power of all classes of outstanding capital stock of the Company or any Related Corporation.

2.	PARTICIPANTS

Any Employee, Consultant, Director or other Person approved by the Committee shall be eligible to be designated a Participant; provided, however, that:

(a) Incentive Stock Options may only be granted to an Employee of the Company or a Related Corporation; and

(b) Any Award of Stock Options or Stock Appreciation Rights made to a Participant with respect to whom the Company is not an “eligible issuer of service recipient stock” within the meaning of Treasury Regulation Section 1.409A-1(b)(5)(iii)(E)(1)(which generally includes only the entity for which the service provider provides direct services on the Grant Date of the Award and any parent entity that has a controlling interest in such entity ) must contain terms and conditions intended to comply with the nonqualified deferred compensation requirements of Section 409A of the Code.

3.	SHARES OF STOCK SUBJECT TO THIS PLAN

Any shares of Common Stock related to Awards that are settled in cash in lieu of Common Stock shall be available again for grant under the Plan. Similarly, any shares of Common Stock related to Awards that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of the related shares or are exchanged with the Committee’s permission for Awards not involving Common Stock, shall be available again for grant under the Plan.

Further, any shares of Common Stock that are used by a Participant for the full or partial payment to the Company of the purchase price of Common Stock upon exercise of an Option, or for withholding taxes due as a result of that exercise, shall again be available for Awards under the Plan. The shares of Common Stock available for issuance under the Plan may be authorized and unissued shares.

The maximum number of shares of Stock that may be issued under Awards, including ISOs, is a number of shares equal to ten percent (10%) of the Company’s outstanding Stock, but may never exceed 10,000,000 shares. The maximum number of shares of Stock with respect to which ISOs may be granted under the Plan is the lesser of the total number of shares of Stock that may be issued under Awards or 10,000,000 shares. Such shares of Stock may consist, in whole or in part, of authorized and unissued Stock or shares of Stock reacquired in private transactions or open market purchases, but all shares of Stock issued under the Plan, regardless of their source, shall be counted against the Stock limitation. Any shares of Stock subject to unexercised portions of Options granted under the Plan which shall have been terminated or cancelled, or that have expired may again be subject to Options hereunder. Awards settled in cash will not reduce the maximum aggregate number of shares of Common Stock that may be issued under the Plan. The number of shares of Stock reserved for issuance under this Plan is subject to adjustment in accordance with the provisions for adjustment in Section 6.1(a) and (b). To the extent required under Section 162(m) of the Code, as applicable, for compensation to be treated as qualified performance-based compensation, and subject to adjustment in accordance with Section 6.1, the maximum number of shares of Stock with respect to which (a) Options, (b) Stock Appreciation Rights, or (c) other Awards, to the extent they are granted with the intent that they qualify as qualified performance-based compensation under Section 162(m) of the Code, may be granted during any calendar year to any Employee may not exceed 1,000,000. If, after grant, an Option is cancelled, the cancelled Option shall continue to be counted against the maximum number of shares for which Options may be granted to an Employee during any calendar year as described in this Section 3.

4.	ADMINISTRATION

4.1. Committee.

(a) In General. This Plan shall be administered by the compensation committee (the “Committee”) appointed by the Board (or if no such committee is appointed, then the Board shall serve as the Committee). The number of Persons who shall constitute the Committee shall be determined from time to time by a majority of all the members of the Board; provided, however, that the Committee shall not consist of fewer than two Persons.

(b) Section 162(m). To the extent the Board desires to qualify Awards granted under this Plan as “performance based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” as defined in Treasury Regulation 1.162-27(e)(3).

(c) Rule 16b-3. To the extent desirable to qualify transactions under this Plan as exempt under Rule 16b-3, a Committee consisting solely of two or more “non-employee directors” as defined in Rule 16b-3, must approve such transactions.

4.2. Duration, Removal, Etc. The members of the Committee shall serve at the pleasure of the Board, which shall have the power, at any time and from time to time, to remove members from or add members to the Committee. Removal from the Committee may be with or without cause. Any individual serving as a member of the Committee shall have the right to resign from the Committee by giving at least three days’ prior written notice to the Board. The Board, and not the remaining members of the Committee, shall have the power and authority to fill vacancies on the Committee, however caused. The Board shall promptly fill any vacancy that causes the number of members of the Committee to be fewer than two or any other minimum number required to comply with Rule 16b-3 or Section 162(m) of the Code (unless the Board expressly determines not to have Awards under the Plan comply with Rule 16b-3 or Section 162(m) of the Code, respectively).

4.3. Meetings and Actions of Committee. The Board shall designate which of the Committee members shall be the chairperson of the Committee. If the Board fails to designate a chairperson for the Committee, the members of the Committee shall elect one of the Committee members as chairperson, who shall act as chairperson until he or she ceases to be a member of the Committee or until the Board (or the Committee) elects a new chairperson. The Committee may make any rules and regulations for the conduct of its business that are not inconsistent with this Plan, the Articles of Incorporation, the Bylaws of the Company or Applicable Laws.

4.4. Committee’s Powers. Subject to the express provisions of this Plan, the Committee shall have the authority, in its sole discretion:

(a) to grant Awards upon such terms and conditions (not inconsistent with the provisions of this Plan), as the Committee may consider appropriate;

(b) to adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan;

(c) to determine the eligible Persons to whom, and the time or times at which, Awards shall be granted;

(d) to determine the number of shares of Stock that shall be the subject of each Award;

(e) to determine the terms and provisions of each Award Agreement (which need not be identical) and any amendments thereto, including provisions defining or otherwise relating to:

(i) the period or periods and extent of exercisability of any Option or Stock Appreciation Right;

(ii) the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, Stock, or other property (including “cashless exercise” arrangements), and the methods by which Stock shall be delivered or deemed to be delivered to Participants; provided, however, that if Stock is used to pay the exercise price of an Option, such Stock must have been held by the Participant for at least six months;

(iii) the extent to which the transferability of shares of Stock issued or transferred pursuant to any Award is restricted;

(iv) the effect of Employment Termination on an Award; and

(v) the effect of approved leaves of absence;

(f) to accelerate the time of exercisability of any Option, Distribution Equivalent Right, Stock Appreciation Right or Other Equity-Based Award;

(g) to adopt such procedures, addenda and sub-plans as are necessary or appropriate to permit participation in the Plan by Person who are foreign nationals or employed outside the United States to the extent that such participation is desired by the Committee.

(h) to construe the respective Award Agreements and the Plan;

(i) to make determinations of the Fair Market Value of shares of Stock;

(j) to waive any provision, condition, or limitation set forth in an Award Agreement;

(k) to delegate its duties under the Plan to such agents as it may appoint from time to time; provided, however, that the Committee may not delegate its duties with respect to making or exercising discretion with respect to Awards to eligible Persons if such delegation would cause Awards intended to qualify for the exemptions provided by Rule 16b-3 or Section 162(m) of the Code not to qualify for the exemptions provided by Rule 16b-3 or Section 162(m) of the Code (unless the Board expressly determines not to have Awards under the Plan comply with Rule 16b-3 or Section 162(m) of the Code, respectively); and

(l) to make all other determinations, perform all other acts and exercise all other powers and authority necessary or advisable for administering the Plan.

The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan, in any Award or in any Award Agreement in the manner and to the extent it deems necessary or desirable to implement the Plan, and the Committee shall be the sole and final judge of that necessity or desirability. The determinations of the Committee on the matters referred to in this Section 4.4 shall be final and conclusive.

4.5. Term of Plan. No Awards shall be granted under this Plan after 10 years from the Effective Date of this Plan.

5.	GRANT OF OPTIONS

5.1. Written Agreement. Each Option shall be evidenced by an Award Agreement. The Award Agreement shall specify whether each Option it evidences is an NQO or an ISO (in the absence of any such specification, an Option shall be an NQO). Each Option shall be designated as an ISO or an NQO and shall be subject to the terms and conditions set forth in Section 6.1. If a NQO is granted to a Participant with respect to whom the Company is not an “eligible issuer of service recipient stock” within the meaning of Treasury Regulation Section 1.409A-1(b)(5)(iii)(E)(1)(which generally includes only the entity for which the service provider provides direct services on the Grant Date of the Award and any parent entity that has a controlling interest in such entity ), such Award Agreement shall contain terms and conditions intended to comply with the nonqualified deferred compensation requirements of Section 409A of the Code.

5.2. Annual $100,000 Limitation on ISOs. To the extent that the aggregate Fair Market Value of shares of Stock with respect to which ISOs first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account ISOs granted under this Plan and any other plan of the Company or any Related Corporation, the Options covering such additional shares of Stock becoming exercisable in that year shall cease to be ISOs and thereafter be NQOs. For this purpose, the Fair Market Value of shares of Stock subject to Options shall be determined as of the date the Options were granted. In reducing the number of Options treated as ISOs to meet this $100,000 limit, the most recently granted Options shall be reduced first.

6.	CERTAIN TERMS AND CONDITIONS OF OPTIONS AND OTHER AWARDS

The Committee may provide for different terms and conditions in any Award Agreement or amendment thereto as provided in Section 4.4 to the extent not inconsistent with the terms of the Plan.

6.1. All Awards. All Options and other Awards shall be subject to the following terms and conditions:

(a) Changes in Capital Structure. If the number of outstanding shares of Stock is increased or decreased by means of a nonreciprocal transaction between the Company and its shareholders that causes the per-share Fair Market Value of the shares of Stock underlying an Award to change, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend, (each an “Equity Restructuring”) then, from and after the record date for such Equity Restructuring, the number of shares of Stock and class of Stock subject to this Plan and each outstanding Award shall be adjusted in proportion to such increase or decrease in outstanding Stock and the then-applicable exercise price of each outstanding Award shall be correspondingly decreased or increased, as applicable.

(b) Certain Corporate Transactions. In the case of any reclassification or change of outstanding Stock issuable upon exercise of an outstanding Award or in the case of any consolidation or merger of the Company with or into another entity (other than a merger in which the Company is the surviving entity and which does not result in any reclassification or change in the then-outstanding Stock) or in the case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, in each case that is not an Equity Restructuring, then, as a condition of such reclassification, change, consolidation, merger, sale, or conveyance, the Company or such successor or purchasing entity, as the case may be, shall make lawful and adequate provision whereby the holder of each outstanding Award shall thereafter have the right, on exercise of such Award, to receive the kind and amount of securities, property, and/or cash receivable upon such reclassification, change, consolidation, merger, sale, or conveyance by a holder of the number of securities issuable upon exercise of such Award immediately before such reclassification, change, consolidation, merger, sale, or conveyance. Such provision shall include adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 6.1(a). Notwithstanding the foregoing, if such a transaction occurs, in lieu of causing such rights to be substituted for outstanding Awards, the Committee may, in its sole discretion: (i) shorten the period during which Awards are exercisable, provided they remain exercisable, to the extent otherwise exercisable, for at least 20 days after the date written notice is given to the Participant, or (ii) cancel an Award (both vested and unvested portions) upon payment to the Participant in cash, with respect to each Award to the extent then exercisable, of an amount which, in the sole discretion of the Committee, is determined to be equivalent to the amount, if any, by which the Fair Market Value (at the effective time of the transaction) of the consideration that the Participant would have received if the Award had been exercised before the effective time exceeds the exercise price of the Award (if any such Award is underwater, it shall be deemed to have $0 value and shall be cancelled with no payment). The actions described in this Section 6.1(b) may be taken without regard to any resulting tax consequences to the Participant.

(c) Grant Date. Each Award Agreement shall specify the date as of which it shall be effective (the “Grant Date”), which shall not be earlier than the date on which the Committee has approved the terms and conditions of the Award and has determined the recipient of the Award and the number of shares, if any, covered by the Award, and has taken all such other actions materially necessary to complete the grant of the Award.

(d) Time of Exercise; Vesting. Awards may, in the sole discretion of the Committee, be exercisable or may vest, and restrictions may lapse, including without limitation, upon the achievement of any Performance Goals, if any, that may be established by the Committee as a condition to vesting or settlement of the Award, as the case may be, at such times and in such amounts as may be specified by the Committee in the grant of the Award. Performance Goals, if any, shall be established before twenty-five percent (25%) of the Performance Period has elapsed, but in no event later than within ninety (90) days after the first day of a Performance Period. At the time any Performance Goals are established, the outcome as to whether the Performance Goals will be met must be substantially uncertain. If any Performance Goal is established as a condition to vesting or settlement of an Award and such Performance Goal is not based solely on the increase in the Fair Market Value of the Stock, the Committee shall certify in writing that the applicable Performance Goal was in fact satisfied before such Award is vested or settled, as applicable. To the extent an Award is subject to Performance Goals with the intent that the Award constitute performance-based compensation under Code Section 162(m), the Committee shall comply with all applicable requirements under Code Section 162(m) in granting, modifying, and settling such Award. The Committee may, but is not required to, structure any Award so as to qualify as performance-based compensation under Code Section 162(m) and may establish other performance criteria that do not qualify as Performance Goals hereunder.

(e) Nonassignability of Rights. Awards shall not be transferable other than with the consent of the Committee (which consent will not be granted in the case of ISOs unless the conditions for transfer of ISOs specified in the Code have been satisfied) or by will or the laws of the descent and distribution. Awards requiring exercise shall be exercisable during the Participant’s lifetime, only by the Participant; or in the event the Participant is disabled (within the meaning of Section 22(e)(3) of the Code), by the legal representative of the Participant; or in the event of death of the Participant, by the legal representative of the Participant’s estate or if no legal representative has been appointed within ninety (90) days of the Participant’s death, by the Person(s) taking under the laws of descent and distribution governing the State in which the Participant was domiciled at the time of the Participant’s death; except to the extent that the Committee may provide otherwise as to any Awards other than Incentive Stock Options.

(f) Notice and Payment. Unless otherwise specifically provided in the applicable Award Agreement, to the extent it is exercisable, an Award shall be exercisable only by written or recorded electronic notice of exercise, in the manner specified by the Committee from time to time, delivered to the Company or its designated agent during the term of the Award (the “Exercise Notice”). The Exercise Notice shall: (i) state the number of shares of Stock with respect to which the Award is being exercised; (ii) be signed by the holder of the Award or by the person authorized to exercise the Award pursuant to Section 6.1(e); and (iii) include such other information, instruments and documents as may be required to satisfy any other condition to exercise set forth in the Award Agreement. Except as specifically provided in the applicable Award Agreement or provided below, payment in full, in cash or check, shall be made for all shares of Stock purchased and all applicable tax withholding at the time notice of exercise of an Award is given to the Company. The proceeds of any payment shall constitute general funds of the Company. At the time an Award is granted or before it is exercised, the Committee, in the exercise of its sole discretion, may authorize any one or more of the following additional methods of payment:

(i) for all Participants other than officers of the Company and Directors, acceptance of each such Participant’s full recourse promissory note for some or all (to the extent permitted by law) of the exercise price of the Stock being acquired and all applicable tax withholding, payable on such terms and rate of interest as determined by the Committee, and secured in such manner, if at all, as the Committee shall approve, including, without limitation, by a security interest in the Stock which is the subject of the Award or other securities;

(ii) for all Participants, delivery by each such Participant of Stock already owned by such Participant for all or part of the exercise price of the Award being exercised and all applicable tax withholding, provided that the Fair Market Value of such Stock is equal on the date of exercise to the exercise price of the Award being exercised and all applicable tax withholding, or such portion thereof as the Participant is authorized to pay and elects to pay by delivery of such shares of Stock;

(iii) for all Participants, surrender by each such Participant, or withholding by the Company from the Stock issuable upon exercise of the Award, of a number of shares of Stock subject to the Award being exercised with a Fair Market Value equal to some or all of the exercise price of the Stock being acquired and all applicable tax withholding, together with such documentation as the Committee shall require; or

(iv) for all Participants, payment may be made pursuant to a cashless exercise arrangement approved by the Committee.

(g) Termination of Employment; Removal of Employee or Director for Cause. The Committee shall establish, in respect of each Award when granted, the effect of an Employment Termination on the rights and benefits thereunder and in so doing may, but need not, make distinctions based upon the cause of termination (such as retirement, death, disability or other factors) or which party effected the termination (the employer or the Employee). Unless specifically provided otherwise in the applicable Award Agreement, all Awards granted to any Person, whether or not an Employee, will lapse on the date such Person’s employment or service with the Company or its Affiliate, Subsidiary or Advisor terminates. Notwithstanding any other provision in this Plan or the Award Agreement, however, the Committee may decide in its discretion at the time of any Employment Termination (or within a reasonable time thereafter) to extend the exercise period of an Award (but not beyond the period specified in Section 6.2(b) or 6.3(b) and Section 409A of the Code, as applicable) and not decrease the number of shares of Stock covered by the Award with respect to which the Award is exercisable or vested.

(h) Other Provisions. Each Award Agreement may contain such other terms, provisions, and conditions not inconsistent with this Plan, as may be determined by the Committee, and each ISO granted under this Plan shall include such provisions and conditions as are necessary to qualify such Option as an “incentive stock option” within the meaning of Section 422 of the Code.

(i) Withholding and Employment Taxes. At the time of exercise of an Award or the lapse of restrictions on an Award, the Participant shall remit to the Company the minimum statutory amount of all applicable Federal and state withholding and employment taxes, subject to any limitations as the Committee determines are necessary or appropriate.

(j) Employee Status/Continued Service. If the terms of any Award provide that it may be earned or exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

(k) Stockholder Rights. A Participant, as a result of receiving an Award, shall not have any rights as a stockholder until, and then only to the extent that, the Award is earned and settled in shares of Common Stock. As a condition to the issuance of Common Stock as part of the grant of an Award or its vesting or exercise (as applicable), the Company may require a Participant (or beneficiary, as the case may be) to become a party to the Company’s shareholders’ agreement and any buy-sell, redemption, repurchase, restriction or other similar agreement that the Company may require.

6.2. Terms and Conditions to Which Only NQOs Are Subject. Options granted under this Plan which are designated as NQOs shall be subject to the following terms and conditions:

(a) Exercise Price. The exercise price of an NQO shall be determined by the Committee; provided, however, that the exercise price of an NQO shall not be less than the Fair Market Value of the Stock subject to the Option on the Grant Date.

(b) Option Term. Unless the Committee specifies an earlier expiration date at the Grant Date, each NQO shall expire 10 years after the Grant Date.

(c) Service Providers of Advisor/Affiliate. An NQO granted to a Participant with respect to whom the Company is not an “eligible issuer of service recipient stock” within the meaning of Treasury Regulation Section 1.409A-1(b)(5)(iii)(E)(1)(which generally includes only the entity for which the service provider provides direct services on the Grant Date of the Award and any parent entity that has a controlling interest in such entity ) must contain terms and conditions intended to comply with the nonqualified deferred compensation requirements of Section 409A of the Code.

6.3. Terms and Conditions to Which Only ISOs Are Subject. Options granted under this Plan which are designated as ISOs shall be subject to the following terms and conditions:

(a) Exercise Price. The exercise price of an ISO shall be determined in accordance with the applicable provisions of the Code and shall in no event be less than the Fair Market Value of the Stock covered by the ISO at the Grant Date; provided, however, that the exercise price of an ISO granted to a Ten Percent Stockholder shall not be less than 110% of such Fair Market Value.

(b) Option Term. Unless an earlier expiration date is specified by the Committee at the Grant Date, each ISO shall expire 10 years after the Grant Date; provided, however, that an ISO granted to a Ten Percent Stockholder shall expire no later than five years after the Grant Date.

(c) Disqualifying Dispositions. If shares of Stock acquired by exercise of an ISO are disposed of within two years after the Grant Date or within one year after the transfer of the Stock to the Participant, the holder of the Stock immediately before the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the disposition as the Company may reasonably require.

(d) Termination of Employment. All vested ISOs must be exercised within three months of the Employment Termination of the Participant, or at any earlier time specified in the Award Agreement, unless such Employment Termination is due to the Employee’s death or being disabled (within the meaning of Section 22(e)(3) of the Code), in which case the ISO shall be exercised within one year of the Employment Termination; provided, however, that such time limits may be exceeded by the Committee under the terms of the Award, in which case, the ISO will be a NQO if it is exercised after the time limits that would otherwise apply.

6.4. Surrender of Options. The Committee, acting in its sole discretion, may include a provision in an Award Agreement allowing the Participant to surrender the Option, in whole or in part in lieu of exercise in whole or in part, on any date that the Fair Market Value of the Stock subject to the Option exceeds the exercise price and the Option is exercisable (to the extent being surrendered). The surrender shall be effected by the delivery of the Award Agreement, together with a signed statement which specifies the number of shares of Stock as to which the Participant is surrendering the Option, together with a request for such type of payment. Upon such surrender, the Participant shall receive (subject to any limitations imposed by Rule 16b-3), at the election of the Committee, payment in cash or shares of Stock, or a combination of the two, equal to (or equal in Fair Market Value to) the excess of the Fair Market Value of the shares of Stock covered by the portion of the Option being surrendered on the date of surrender over the exercise price for such shares of Stock. The Committee, acting in its sole discretion, shall determine the form of payment, taking into account such factors as it deems appropriate. To the extent necessary to satisfy Applicable Laws, the Committee may terminate a Participant’s rights to receive payments in cash for fractional shares of Stock. Any Award Agreement providing for such surrender privilege shall also incorporate such additional restrictions on the exercise or surrender of Options as may be necessary to satisfy Applicable Law.

7.	RESTRICTED STOCK

Restricted Stock shall be subject to the following terms and conditions:

7.1. Grant. The Committee may grant one or more Awards of Restricted Stock to any Participant. Each Award of Restricted Stock shall specify the number of shares of Stock to be issued to the Participant, the date of issuance, and the restrictions imposed on the shares of Stock including the conditions of release or lapse of such restrictions. Pending the lapse of restrictions, certificates evidencing Restricted Stock (if any) shall bear a legend referring to the restrictions and shall be held by the Company. Upon the issuance of Restricted Stock, the Participant may be required to furnish such additional documentation or other assurances as the Committee may require in order to enforce the restrictions applicable thereto or Applicable Law.

7.2. Restrictions. Except as specifically provided elsewhere in this Plan or the Award Agreement regarding Restricted Stock, Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise disposed of or encumbered, either voluntarily or involuntarily, until the restrictions have lapsed and the rights to the shares of Restricted Stock have vested. The Committee may in its sole discretion provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance, or such other factors or criteria as the Committee may determine.

7.3. Distributions. Unless otherwise determined by the Committee, cash distributions with respect to Restricted Stock shall be paid to the Participant granted the Award of Restricted Stock on the normal distribution payment dates, and distributions payable in shares of Stock shall be paid in the form of Restricted Stock having the same terms as the Restricted Stock upon which such distribution is paid. Each Award Agreement for Awards of Restricted Stock shall specify whether and, if so, the extent to which, the Participant shall be obligated to return to the Company any cash distributions paid with respect to any shares of Restricted Stock which are subsequently forfeited.

8.	STOCK APPRECIATION RIGHTS

The Committee may grant Stock Appreciation Rights to eligible Persons. A Stock Appreciation Right shall entitle its holder to receive from the Company, at the time of exercise of the right, an amount in cash equal to (or, at the Committee’s discretion, shares of Stock equal in Fair Market Value to) the excess of the Fair Market Value (at the date of exercise) of a share of Stock over a specified base price fixed by the Committee in the governing Award Agreement multiplied by the number of shares of Stock as to which the holder is exercising the Stock Appreciation Right. The specified base price fixed by the Committee shall not be less than the Fair Market Value of the shares of Stock on the Grant Date of the Stock Appreciation Right. Stock Appreciation Rights may be granted in tandem with any previously or contemporaneously granted Option in accordance with Section 409A of the Code or independent of any Option. The specified base price of a tandem Stock Appreciation Right shall be the exercise price of the related Option. Any Stock Appreciation Rights granted in connection with an ISO shall contain such terms as may be required to comply with Sections 422 and 409A of the Code. Stock Appreciation Rights granted to a Participant with respect to whom the Company is not an “eligible issuer of service recipient stock” within the meaning of Treasury Regulation Section 1.409A-1(b)(5)(iii)(E)(1)(which generally includes only the entity for which the service provider provides direct services on the Grant Date of the Award and any parent entity that has a controlling interest in such entity) shall contain terms and conditions intended to comply with the nonqualified deferred compensation requirements of Section 409A of the Code.

9.	DISTRIBUTION EQUIVALENT RIGHTS

9.1. General. The Committee shall have the authority to grant Distribution Equivalent Rights to Participants upon such terms and conditions as it shall establish, subject in all events to the following limitations and provisions of general application set forth in this Plan and Section 409A of the Code. Each Distribution Equivalent Right shall entitle the Participant to receive, for a period of time to be determined by the Committee, a payment equal to the periodic distributions declared and paid by the Company on one share of Stock. If the Distribution Equivalent Right relates to a specific Option, the period shall not extend beyond the earliest of the date the Option is exercised, the date any Stock Appreciation Right related to the Option is exercised, or the expiration date set forth in the Option. To the extent the Committee deems advisable, it shall structure the Distribution Equivalent Rights such that they are either exempt from or compliant with Code Section 409A.

9.2. Rights and Options. Each Distribution Equivalent Right may relate to a specific Option granted under this Plan and may be granted to the Participant either concurrently with the grant of such Option or at such later time as determined by the Committee, or each Distribution Equivalent Right may be granted independent of any Option.

9.3. Payments. The Committee shall determine at the time of grant whether payment pursuant to a Distribution Equivalent Right shall be immediate or deferred and if immediate, the Company shall make payments pursuant to each Distribution Equivalent Right concurrently with the payment of the periodic distributions to holders of Common Stock. If deferred, the payments shall not be made until a date or the occurrence of an event specified by the Committee and then shall be made within 30 days after the occurrence of the specified date or event, unless the Distribution Equivalent Right is forfeited under the terms of the Plan or applicable Award Agreement; provided, however, that the Committee may not make payment of a Distribution Equivalent Right contingent upon the exercise of the related Option or Stock Appreciation Right, to the extent such payment would cause such Option or Stock Appreciation Right to violate Section 409A of the Code. The Committee shall also determine in its sole discretion whether any portion of any payment shall be made in shares of Stock or cash.

10.	OTHER EQUITY-BASED AWARDS

10.1. Grant. The Committee may grant one or more Other Equity-Based Awards to any Participant. Each Award will specify the number of shares of Common Stock or other equity interests covered by such Awards.

10.2. Terms and Conditions. The Committee, at the time an Other Equity-Based Award is made, shall specify the terms and conditions which govern the Award. The terms and conditions of an Other Equity-Based Award may prescribe that a Participant’s rights in the Other Equity-Based Award shall be forfeitable, nontransferable, or otherwise restricted for a period of time or subject to such other conditions as may be determined by the Committee, in its discretion and set forth in the Award Agreement. Other Equity-Based Awards may be granted to Participants, either alone or in addition to other Awards granted under the Plan, and Other Equity-Based Awards may be granted in the settlement of other Awards granted under the Plan to the extent permitted by Section 409A of the Code and Applicable Law. To the extent the Committee deems advisable, it shall structure such Other Equity-Based Awards such that they are either exempt from or compliant with Code Section 409A.

10.3. Payment or Settlement. Other Equity-Based Awards valued in whole or in part by reference to, or otherwise based on, shares of Common Stock, shall be payable or settled in shares of Common Stock, cash or a combination of Common Stock and cash, as determined by the Committee in its discretion. Other Equity-Based Awards denominated as equity interests other than shares of Common Stock may be paid or settled in shares or units of such equity interests, cash, or a combination of both, as determined by the Committee in its discretion.

11.	COMPLIANCE WITH LAWS

This Plan, the granting and vesting of Awards under this Plan, the issuance and delivery of Stock, and the payment of money or other consideration allowable under this Plan or under Awards awarded hereunder, are subject to compliance with all Applicable Laws (including, but not limited to, state and federal securities laws and federal margin requirements) and to such approvals by any listing, regulatory, or governmental authority as may, in the opinion of counsel for the Committee, the Board, or the Company, be necessary or advisable in connection therewith. Without limiting the generality of the foregoing, the Committee may, in its sole discretion, rescind, limit, amend, suspend, or alter any Award or limit a Participant’s ability to exercise, or refuse to settle, any Award hereunder to the extent that the granting, issuance, or exercise of such Award (or any settlement thereof) or any term of such Award would jeopardize the status of the Company as a “real estate investment trust” under the Code or other Applicable Laws. Any securities delivered under this Plan shall be subject to such restrictions, and the Person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Committee, the Board or the Company may deem necessary or desirable, to assure compliance with all Applicable Laws. To the extent permitted by Applicable Law, the Plan shall be deemed amended to the extent necessary to conform to such laws, rules and regulations. Nothing in this Plan or in any Award or Award Agreement shall require the Company to issue any Stock with respect to any Award if, in the opinion of counsel for the Company, that issuance could constitute a violation of any Applicable Laws. As a condition to the grant or exercise of any Award, the Company may require the Participant (or, in the event of the Participant’s death, the Participant’s legal representatives, heirs, legatees, or distributees) to provide written representations concerning the Participant’s (or such other Person’s) intentions with regard to the retention or disposition of the Stock covered by the Award and written covenants as to the manner of disposal of such Stock as may be necessary or useful to ensure that the grant, exercise, or disposition thereof will not violate the Securities Act, any other Applicable Law or any rule of any applicable securities exchange or securities association then in effect. The Company shall not be required to register any Stock under the Securities Act or register or qualify any Stock under any state or other securities laws.

12.	EMPLOYMENT OR OTHER RELATIONSHIP

Nothing in this Plan or any Award shall in any way interfere with or limit the right of the Company or its Affiliate or Subsidiary or an Advisor to terminate any Participant’s employment services, or status as a Consultant or Director at any time, nor confer upon any Participant any right to continue in the employ or service of, or as a Director or Consultant of, the Company or its Affiliate or Subsidiary or an Advisor.

13.	AMENDMENT, SUSPENSION, AND TERMINATION OF THIS PLAN

The Board may at any time amend, suspend, or discontinue this Plan provided that such amendment, suspension, or discontinuance meets the requirements of Applicable Laws; provided, further, that shareholder approval shall be required for any amendment of the Plan that (a) materially increases the number of shares of Common Stock available for issuance under the Plan, (b) materially expands the class of individuals eligible to receive Awards under the Plan, (c) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (d) extends the term of the Plan, or (e) expands the types of Awards available for issuance under the Plan. Except as permitted under Section 11 hereof or to conform this Plan to the requirements of Applicable Laws or any amendment that disqualifies or impairs the status of an Option to be treated as an Incentive Stock Option, rights under any Award granted before an amendment of the Plan shall not be impaired by any such amendment to the Plan except with the written consent of the affected Participant.

14.	LIABILITY AND INDEMNIFICATION OF THE COMMITTEE

No Person constituting, or member of the group constituting, the Committee shall be liable for any act or omission on such Person’s part, including but not limited to the exercise of any power or discretion given to such member under this Plan, except for those acts or omissions resulting from such member’s gross negligence or willful misconduct. The Company shall indemnify each present and future Person constituting, or member of the group constituting, the

Committee against, and each Person or member of the group constituting the Committee shall be entitled without further act on his or her part to indemnity from the Company for, all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation) reasonably incurred by such Person in connection with or arising out of any action, suit or proceeding to the fullest extent permitted by law and by the Articles of Incorporation and Bylaws of the Company.

15.	SECURITIES LAW LEGENDS

Certificates of shares of Stock and Restricted Stock, if issued, may have the following legend and statements of other applicable restrictions endorsed thereon:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE LAWS. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF UNTIL THE HOLDER HEREOF PROVIDES EVIDENCE SATISFACTORY TO OF THE ISSUER (WHICH, IN THE SOLE DISCRETION OF THE ISSUER, MAY INCLUDE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER) THAT SUCH OFFER, SALE, PLEDGE, TRANSFER OR OTHER DISPOSITION WILL NOT VIOLATE ANY APPLICABLE FEDERAL OR STATE SECURITIES LAWS.

This legend shall not be required for any shares of Stock issued pursuant to an effective registration statement under the Securities Act.

16.	SEVERABILITY

If any provision of this Plan is held to be illegal or invalid for any reason, that illegality or invalidity shall not affect the remaining portions of the Plan, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included in this Plan. Such an illegal or invalid provision shall be replaced by a revised provision that most nearly comports to the substance of the illegal or invalid provision. If any of the terms or provisions of this Plan or any Award Agreement conflict with the requirements of Applicable Laws, those conflicting terms or provisions shall be deemed inoperative to the extent they conflict with Applicable Law.

17.	EFFECTIVE DATE

The effective date of this Plan is the date this Plan was originally approved by the Company’s Board (January 9, 2017) (the “Effective Date”) , provided that it was approved in that form by the holders of a majority of the Company’s voting stock (January 9, 2017) within twelve (12) months thereof in accordance with applicable law (including, without limitation, approvals required under Rule 16b-3, Code Section 162(m) and Code Section 422) and any registration or stock exchange rule. Notwithstanding the above, any Stock Option that is designated as an Incentive Stock Option shall automatically be treated as a Nonqualified Stock Option if the Plan is not approved by the shareholders of the Company within twelve (12) months after the Effective Date of the Plan; no Award that is intended to qualify as “performance-based compensation” within the meaning of Code Section 162(m) that is granted to a Covered Employee shall be effective unless and until the Plan is approved by the Company’s shareholders; and no Restricted Stock Award shall be granted prior to approval by the Company’s shareholders.

18.	MISCELLANEOUS

18.1. Loans. An employer may, in its discretion, extend one or more loans to Employees in connection with the exercise or receipt of an Award granted under this Plan, to the extent not prohibited by Applicable Law or the terms of the Plan. The terms and conditions of any such loan shall be set by the board of directors of the employer.

18.2. Forfeiture Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards granted under the Plan, the Committee shall have the right (to the extent consistent with the applicable exemptive conditions of Rule 16b-3) to provide, in the terms of an Award Agreement, or by separate written instrument, that (i) any proceeds, gains, or other economic benefit actually or constructively received by a Participant upon the receipt or exercise of the Award, or upon the receipt or resale of any Stock underlying such Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of such Award (whether or not vested) shall be forfeited, if (a) Employment Termination occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (b) the Participant, at any time, or during a specified time period, engages in any activity in competition with his employer or the Company, or its Affiliates, Subsidiary or Advisor, or which is inimical, contrary, or harmful to the interests of his employer or the Company or its Affiliates, Subsidiary or Advisor, as may be further defined from time to time by the Committee.

18.3. Limitations Applicable to Section 16. Notwithstanding any other provision of this Plan, this Plan, and any Award granted to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

18.4. Effect of Plan Upon Other Incentive and Compensation Plans. The adoption of this Plan shall not affect any other options or compensation or incentive plans in effect for the Company or its Affiliates, Subsidiary or Advisor. Nothing in this Plan shall be construed to limit the right of the Company or its Affiliates, Subsidiary or Advisor (i) to establish any other forms of incentives or compensation for its employees, or (ii) to grant or assume options or other rights or awards otherwise than under this Plan in connection with any proper corporate purpose including, but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation, or otherwise of the business, stock or assets of any corporation, partnership, limited liability company, firm, or association.

18.5. Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

18.6. Compliance with Section 409A. To the extent that the Board determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall include provisions intended to cause such Award to be compliant with, or exempt from, Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted accordingly. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded and a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount shall be made upon a “separation from service” before the day following the date that is six months after the date of such Participant’s “separation from service” (as such term is defined in Section 409A of the Code and Treasury Reg. Section 1.409A-1(h) without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death.

18.7. Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of Maryland, except as superseded by applicable Federal law.

18.8. No Assignment. No Awards (other than unrestricted Awards) or any other payment under the Plan shall be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution), assignment, pledge, or encumbrance; provided, however, the Committee may (but need not) permit other transfers where the Committee concludes that transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an ISO to fail to be described in Code Section 422(b)(other than a transfer pursuant to a domestic relations order that is acceptable to the Committee, which may result in the Option being deemed to be a Nonstatutory Stock Option as a result of such transfer), and (iii) is otherwise appropriate and desirable, taking into account any state or federal securities laws applicable to transferable Awards. During the lifetime of the Participant, no Award shall be payable to or exercisable by anyone other than the Participant to whom it was granted, other than (a) the duly appointed conservator or other lawfully-designated representative of the Participant in the case of a permanent disability involving a mental incapacity or (b) the transferee in the case of an Award transferred in accordance with the preceding sentence.

18.9. Section 83(b) Election Prohibited. No Participant may make an election under Section 83(b) of the Code with respect to any Award granted under this Plan without the Company’s consent. Each Award for which an election under Section 83(b) of the Code could be made without regard to this Section 18.7 shall, to the extent the Committee deems advisable, contain an acknowledgment by the Participant that such election may not be made without the Company’s consent.